Exhibit 10(c)

2019

Directors Restricted Stock Unit Award Agreement
under the
TrustCo Bank Corp NY 2019 Equity Incentive Plan

This Directors Restricted Stock Unit Award Agreement (this “Agreement”) under the TrustCo Bank Corp NY 2019 Equity Incentive Plan (the “Plan”), dated as of the Grant Date set forth below, is made between TrustCo Bank Corp NY (the “Company”) and the Participant set forth below.

The Award granted in this Agreement is contingent on the Participant agreeing to be bound by all of the terms and conditions of the Plan and this Agreement by signing and returning this Agreement to the Company on or before the close of business on the second business day after November 19, 2019 (that is, November 21, 2019).  If the Participant fails to return a signed copy of this Agreement to the Company on or before such date, this Award will be deemed to be voided and withdrawn and, as such, of no force or effect.

1. Grant. Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant an award (the “Award”) of the number of Restricted Stock Units set forth in paragraph 2. Each Restricted Stock Unit shall represent the right to receive upon settlement an amount of cash equal to the Fair Market Value of one share of Common Stock.

2. Award Summary

Participant	[Director]

Grant Date	November 19, 2019

Number of Restricted Stock Units:

Period of Restriction (Lapse Date):

November 19, 2020

In the event of a Change-in-Control of the Company as defined in Section 13(b) of the Plan, the Period of Restriction shall lapse.

3. Period of Restriction. The Award of Restricted Stock Units described in this Agreement shall be subject to the Period of Restriction as set forth in Paragraph 2; for purposes of this Agreement, “Period of Restriction” means the period of time after which the Award shall be deemed “vested” and settled in cash as provided in the Plan and this Agreement.  The Restricted Stock Units awarded hereunder, and all rights with respect to such Restricted Stock Units, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

4. Rights as a Shareholder. The Participant shall have no voting rights, and no rights to dividends or other distributions, with respect to any Restricted Stock Units.

5. Separation from Service.

(a) Death or Disability. In the event the service of the Participant to the Board is terminated by reason of death or Disability, the Period of Restriction applicable to the Restricted Stock Units shall automatically terminate (that is, the Restricted Stock Units shall “vest”) upon such Separation from Service.

(b) Other. In the event the service of the Participant to the Board is terminated for any reason other than death or Disability during the Period of Restriction, then any Restricted Stock Units still subject to the Period of Restriction at the date of such Separation from Service automatically shall be forfeited and returned to the Company.

6. Settlement of Restricted Stock Units. Subject to the other provisions of the Plan, after the Lapse Date of the Period of Restriction as set forth in Paragraph 2, such Restricted Stock Units shall be settled as follows:

(a) Normal Settlement. Except in the event of (i) a Participant’s Separation from Service during the Period of Restriction because of death or Disability or (ii) a Change-in-Control that occurs prior to the Lapse Date, the Restricted Stock Units shall be settled in cash no later than the 60th day after the Lapse Date. On such date, the Company shall pay to the Participant, in a lump sum, a cash amount equal to the aggregate value of the Restricted Stock Units based upon the Fair Market Value of the Common Stock on the Lapse Date.

(b) Settlement after Death or Disability. In the event of a Participant’s Separation from Service during the Period of Restriction because of death or Disability, the Restricted Stock Units shall be settled in cash no later than the 60th day after the date of Separation from Service. On such date, the Company shall pay to the Participant, in a lump sum, a cash amount equal to the value of the Restricted Stock Units based upon the Fair Market Value of the Common Stock on the date of Separation from Service.

(c) Settlement upon Qualified Change-in-Control. Subject to the other provisions of the Plan, including without limitation Section 13(c) thereof, in the event of a Qualified Change-in-Control, the Restricted Stock Units shall be settled in cash on the date of the Qualified Change-in-Control. On such date, the Company shall pay to the Participant, in a lump sum, a cash amount equal to the value of the Restricted Stock Units based upon the Fair Market Value of the Common Stock on date of the Qualified Change-in-Control.

7. No Right to Continued Director Service. Neither the Award nor any terms contained in this Agreement shall confer upon the Participant any express or implied right with respect to continuing the Participant’s service as a Director with the Company for any period, nor will they interfere in any way with the Participant’s right or the Company’s right (or the right of the Company’s stockholders) to terminate such relationship at any time, with or without cause, to the extent permitted by applicable law.

8. The Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. Unless defined herein, capitalized terms are as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s request to the Company at TrustCo Bank Corp NY, 5 Sarnowski Drive, Glenville, New York 12302, Attention: Secretary.

9. Compliance with Laws and Regulations. The Award of Restricted Stock Units shall be subject in all respects to all applicable federal and state laws, rules and regulations and any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable.

10. Notices. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered by hand or electronically by e-mail to the party for whom it is intended, (i) if to the Participant, to the current home address or e-mail address on file with the Company or delivered by hand personally to Participant and (ii) if to the Company, to the address of the Company’s corporate headquarters, currently located at 5 Sarnowski Drive, Glenville, New York 12302, or such other address to which the Company has moved its corporate headquarters, to such other address that the Company may specify from time to time in a notice sent to the Participant, in each case Attention: Human Resource Department.

11. Other Plans. The Participant acknowledges that any income derived from the Restricted Stock Units shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any affiliate of the Company.

12. Beneficiary Designation. The Participant may, pursuant to the Plan, name one or more beneficiaries to whom vested benefits under this Agreement shall be paid in case of Participant’s death before Participant receives all of such benefits. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his or her estate.

13. Governing Law. This Agreements shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the choice of law principles thereof, except to the extent superseded by applicable United States federal law. Participants hereby agrees to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

[Signature Page Follows]

TrustCo Bank Corp NY

By:

Robert J. McCormick
President and CEO

Accepted and agreed to:

Name: [Director]

Date: